SLM Private Credit Student Loan Trust 2003-A Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05-08/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance				$866,207,440.49	$(18,731,294.77)	$847,476,145.72
	ii	Interest to be Capitalized				28,904,312.07		26,135,440.19

	iii	Total Pool				$895,111,752.56		$873,611,585.91

	iv	Cash Capitalization Account (CI)				58,502,550.00		58,502,550.00

	v	Asset Balance				$953,614,302.56		$932,114,135.91

	i	Weighted Average Coupon (WAC)				6.331%		6.792%
	ii	Weighted Average Remaining Term				165.06		164.53
	iii	Number of Loans				108,083		105,733
	iv	Number of Borrowers				68,911		67,498

	vi	Prime Loans Outstanding				$685,383,467		$675,021,685
	vii	T-bill Loans Outstanding				$209,188,665		$198,054,468
	viii	Fixed Loans Outstanding				$3,327,652		$535,434

						% of		% of
	Notes		Cusips	Spread	Balance 06/15/05	O/S Securities**	Balance 09/15/05	O/S Securities**

B	i	A-1 Notes	78443CAE4	0.110%	$376,704,647.98	40.404%	$355,204,481.33	38.997%
	ii	A-2 Notes	78443CAF1	0.440%	320,000,000.00	34.322%	320,000,000.00	35.132%
	iii	A-3 ARS	78443CAJ3	ARS	76,600,000.00	8.216%	76,600,000.00	8.410%
	iv	A-4 ARS	78443CAK0	ARS	76,600,000.00	8.216%	76,600,000.00	8.410%
	v	B Notes	78443CAG9	0.750%	34,570,000.00	3.708%	34,570,000.00	3.795%
	vi	C Notes	78443CAH7	1.600%	47,866,000.00	5.134%	47,866,000.00	5.255%

	vii	Total Notes			$932,340,647.98	100.000%	$910,840,481.33	100.000%

							06/15/2005	09/15/2005

C	i	Specified Reserve Account Balance ($)					$2,512,950.00	$2,512,950.00
	ii	Reserve Account Balance ($)					$2,512,950.00	$2,512,950.00
	iii	Cash Capitalization Acct Balance ($)					$58,502,550.00	$58,502,550.00

	iv	Initial Asset Balance					$1,063,682,728.92	$1,063,682,728.92
	v	Specified Overcollateralization Amount					$21,273,654.58	$21,273,654.58
	vi	Actual Overcollateralization Amount					$21,273,654.58	$21,273,654.58

	vii	Has the Stepdown Date Occurred?*					No	No

General Trust Information

D	i	Indenture Trustee	JPMorgan Chase Bank	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	Citibank N.A
				v	Swap Counterparty	Merrill Lynch
		Initial Pool Balance	$1,005,180,179.00

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or March 17, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding.

II. 2003-A Transactions from: 06/01/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$21,952,790.54
	ii	Purchases by Servicer (Delinquencies >180)	4,471,253.11
	iii	Other Servicer Reimbursements	23.20
	iv	Other Principal Reimbursements	91,896.21

	v	Total Principal Collections	$26,515,963.06

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(7,559,494.38)
	iii	Capitalized Insurance Fee	(225,209.33)
	iv	Other Adjustments	35.42

	v	Total Non-Cash Principal Activity	$(7,784,668.29)

C	Total Student Loan Principal Activity		$18,731,294.77

D	Student Loan Interest Activity
	i	Interest Payments Received	$8,976,458.44
	ii	Purchases by Servicer (Delinquencies >180)	216,541.77
	iii	Other Servicer Reimbursements	4.69
	iv	Other Interest Reimbursements	2,135.03
	v	Late Fees	126,965.93
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$9,322,105.86

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	7,559,494.38
	iii	Other Interest Adjustments	(418.30)

	iv	Total Non-Cash Interest Adjustments	$7,559,076.08

F	Total Student Loan Interest Activity		$16,881,181.94

III. 2003-A Collection Account Activity 06/01/2005 through: 08/31/2005

A	Principal Collections
	i		Principal Payments Received	$21,604,473.82
	ii		Consolidation Principal Payments	348,316.72
	iii		Purchases by Servicer (Delinquencies >180)	4,471,253.11
	iv		Reimbursements by Seller	94.26
	v		Reimbursements by Servicer	23.20
	vi		Other Re-purchased Principal	91,801.95

	vii		Total Principal Collections	$26,515,963.06

B	Interest Collections
	i		Interest Payments Received	$8,968,808.37
	ii		Consolidation Interest Payments	7,650.07
	iii		Purchases by Servicer (Delinquencies >180)	216,541.77
	iv		Reimbursements by Seller	0.00
	v		Reimbursements by Servicer	4.69
	vi		Other Re-purchased Interest	2,135.03
	viii		Collection Fees/Return Items	0.00
	ix		Late Fees	126,965.93

	x		Total Interest Collections	$9,322,105.86

C	Recoveries on Realized Losses			$0.00

D	Funds Borrowed from Next Collection Period			$0.00

E	Funds Repaid from Prior Collection Periods			$0.00

F	Investment Income			$655,022.06

G	Borrower Incentive Reimbursements			$143,233.57

H	Interest Rate Cap Proceeds			$0.00

I	Gross Swap Receipt, Citibank N.A			$2,986,368.07

	Gross Swap Receipt, Merrill Lynch			$2,986,368.07

J	Other Deposits			$182,724.19

	TOTAL FUNDS RECEIVED			$42,791,784.88

	LESS FUNDS PREVIOUSLY REMITTED:
		i	Funds Allocated to the Future Distribution Account	$(9,341,667.77)
		ii	Funds Released from the Future Distribution Account	$6,844,613.20

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT			$40,294,730.31

J	Amount released from Cash Capitalizaton Account			$—

K	AVAILABLE FUNDS			$40,294,730.31

L	Servicing Fees Due for Current Period			$499,102.16

M	Carryover Servicing Fees Due			$0.00

N	Administration Fees Due			$20,000.00

O	Total Fees Due for Period			$519,102.16

IV. 2003-A Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	06/15/2005	$3,014,790.97
	ii	Total Allocations for Distribution Period		$6,326,876.80
	iii	Total Payments for Distribution Period		$(2,497,054.57)
	iv	Funds Released to the Collection Account *		$(6,844,613.20)

	v	Total Balance Prior to Current Month Allocations *		$0.00

	vi	Ending Balance	09/15/2005	$3,276,488.12

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		06/15/2005
	i	Primary Servicing Fees		$509,181.99
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		26,618.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,472,323.82
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Balance as of	06/15/2005	$3,014,790.97

	Monthly Allocation Date		07/15/2005
	i	Primary Servicing Fees		$502,948.00
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		27,505.78
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,619,665.93
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$3,156,786.38

	Monthly Allocation Date		08/15/2005
	i	Primary Servicing Fees		$499,102.16
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		27,505.78
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,636,815.81
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Total Allocations		$3,170,090.42

C	Total Future Distribution Account Deposits Previously Allocated			$9,341,667.77

D	Current Month Allocations		09/15/2005
	i	Primary Servicing		$494,361.09
	ii	Admin fees		6,666.67
	iii	Broker Dealer, Auction Agent and Remarketing Fees		28,393.07
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,747,067.29
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Allocations on the Distribution Date		$3,276,488.12

V. 2003-A Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

		Payment	Security	Interest	No. of			Interest	Broker/Dealer	Auction Agent
	i	Date	Description	Rate	Days	Start Date	End Date	Payment	Fees	Fees
		06/22/2005	SLMPC 2003-A A-4	3.140000%	28	05/25/2005	06/22/2005	$187,074.22	$11,915.56	$506.41
		07/07/2005	SLMPC 2003-A A-3	3.200000%	28	06/09/2005	07/07/2005	$190,648.89	$11,915.56	$506.41
		07/20/2005	SLMPC 2003-A A-4	3.300000%	28	06/22/2005	07/20/2005	$196,606.67	$11,915.56	$506.41
		08/04/2005	SLMPC 2003-A A-3	3.350000%	28	07/07/2005	08/04/2005	$199,585.56	$11,915.56	$506.41
		08/17/2005	SLMPC 2003-A A-4	3.410000%	28	07/20/2005	08/17/2005	$203,160.22	$11,915.56	$506.41
		09/01/2005	SLMPC 2003-A A-3	3.550000%	28	08/04/2005	09/01/2005	$211,501.11	$11,915.56	$506.41
		09/14/2005	SLMPC 2003-A A-4	3.580000%	28	08/17/2005	09/14/2005	$213,288.44	$11,915.56	$506.41

	ii	Auction Rate Note Interest Paid During Distribution Period			6/15/05-09/15/05			$1,401,865.11
	iii	Broker/Dealer Fees Paid During Distribution Period			6/15/05-09/15/05			$83,408.92
	iv	Auction Agent Fees Paid During Distribution Period			6/15/05-09/15/05			$3,544.87
	v	Primary Servicing Fees Remitted						$1,008,235.67

	vi	Total						$2,497,054.57
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Distribution Period							$2,497,054.57

C	Funds Released to Collection Account							$6,844,613.20

D	Auction Rate Student Loan Rates			Jun-05	Jul-05	Aug-05
				5.34607%	5.34692%	5.80692%

VI. 2003-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		05/31/2005	08/31/2005

		June 16, 2003 to March 17, 2008	15%		$150,777,026.84	$150,777,026.84
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00

	v	Total Recoveries for Period			$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$10,439,089.50	$14,910,342.61
	iii	Cumulative Interest Purchases by Servicer			415,886.18	632,427.95

	iv	Total Gross Defaults:			$10,854,975.68	$15,542,770.56

VII. 2003-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:

In School	6.207%	6.725%	10,660	8,195	9.863%	7.751%	$83,367,074.59	$61,944,380.69	9.624%	7.309%

Grace	6.160%	6.601%	8,204	7,832	7.590%	7.407%	$67,643,361.83	$68,170,611.52	7.809%	8.044%

Deferment	6.510%	6.975%	6,664	6,840	6.166%	6.469%	$56,931,250.06	$59,099,329.88	6.572%	6.974%

TOTAL INTERIM	6.275%	6.759%	25,528	22,867	23.619%	21.627%	$207,941,686.48	$189,214,322.09	24.006%	22.327%
REPAYMENT
Active
Current	6.277%	6.722%	74,594	73,720	69.015%	69.723%	$578,111,463.60	$565,470,803.06	66.741%	66.724%
31-60 Days Delinquent	6.959%	7.406%	1,230	1,285	1.138%	1.215%	$10,049,247.41	$10,828,643.17	1.160%	1.278%
61-90 Days Delinquent	7.009%	7.797%	579	838	0.536%	0.793%	$4,652,209.16	$6,867,705.42	0.537%	0.810%
91-120 Days Delinquent	7.433%	7.995%	543	497	0.502%	0.470%	$4,770,063.33	$4,255,716.28	0.551%	0.502%
121-150 Days Delinquent	7.414%	7.765%	399	331	0.369%	0.313%	$3,685,893.02	$2,761,268.13	0.426%	0.326%
151-180 Days Delinquent	7.549%	8.078%	134	139	0.124%	0.131%	$1,159,964.30	$1,183,163.31	0.134%	0.140%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	6.741%	7.138%	5,076	6,056	4.696%	5.728%	$55,836,913.19	$66,894,524.26	6.446%	7.893%

TOTAL REPAYMENT	6.349%	6.802%	82,555	82,866	76.381%	78.373%	$658,265,754.01	$658,261,823.63	75.994%	77.673%

GRAND TOTAL	6.331%	6.792%	108,083	105,733	100.000%	100.000%	$866,207,440.49	$847,476,145.72	100.000%	100.000%

*	Percentages may not total 100% due to rounding.

VIII. 2003-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.851%	73,685	$634,011,540.09	74.812%
- Law Loans	6.673%	24,945	147,578,531.70	17.414%
- Med Loans	6.308%	4,128	30,159,447.80	3.559%
- MBA Loans	6.533%	2,975	35,726,626.13	4.216%

- Total	6.792%	105,733	$847,476,145.72	100.000%

*    Percentages may not total 100% due to rounding

IX. 2003-A Interest Rate Swap and Cap Calculations

A	Swap Payments
					Citibank N.A	Merrill Lynch

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$342,691,733.35	$342,691,733.35
	Counterparty Pays:
	ii	3 Month Libor			3.41000%	3.41000%
	iii	Gross Swap Receipt Due Trust			$2,986,368.07	$2,986,368.07
	iv	Days in Period	06/15/2005	09/15/2005	92	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6100%			3.39000%	3.39000%
	vi	Gross Swap Payment Due Counterparty			$2,928,183.50	$2,928,183.50
	vii	Days in Period	06/15/2005	09/15/2005	92	92

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$620,000,000.00
	ii	Maturity Date	03/15/2006
	Counterparty Pays:
	iii	3 Month Libor			3.41000%
	iv	Cap Rate			7.00000%

	v	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	vi	Days in Period	06/15/2005	09/15/2005	92
	vii	Cap Payment due Trust			$0.00

X. 2003-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.008995556	(06/15/05-09/15/05)	3.52000%
B	Class A-2 Interest Rate	0.009838889	(06/15/05-09/15/05)	3.85000%
C	Class B Interest Rate	0.010631111	(06/15/05-09/15/05)	4.16000%
D	Class C Interest Rate	0.012803333	(06/15/05-09/15/05)	5.01000%

XI. 2003-A Inputs From Prior Period 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$866,207,440.49
	ii	Interest To Be Capitalized	28,904,312.07

	iii	Total Pool	$895,111,752.56
	iv	Cash Capitalization Account (CI)	58,502,550.00

	v	Asset Balance	$953,614,302.56

B	Total Note and Certificate Factor		0.883143400
C	Total Note Balance		$932,340,647.98

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.753302300	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$376,704,647.98	$320,000,000.00	$76,600,000.00	$76,600,000.00	$34,570,000.00	$47,866,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

XII. 2003-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	6/15/05	$849,904,648	$884,474,648	$932,340,648
Asset Balance	5/31/05	$953,614,303	$953,614,303	$953,614,303

Pool Balance	8/31/05	$873,611,586	$873,611,586	$873,611,586
Amounts on Deposit*	9/15/05	$85,884,699	85,517,182	84,904,337
Total		$959,496,284	$959,128,768	$958,515,923

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts
on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$103,709,654.58
Specified Class A Enhancement		$139,817,120.39	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$69,139,654.58
Specified Class B Enhancement		$94,376,556.26	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$21,273,654.58
Specified Class C Enhancement		$27,963,424.08	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XV Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	08/31/2005	$58,502,550.00
Less: Excess of Trust fees & Note interest due over Available Funds	09/15/2005	$0.00

Cash Capitalization Account Balance (CI)*		$58,502,550.00

*	as defined under “Asset Balance” on page S-76 of the prospectus supplement

XIV. 2003-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No
	ii	Aggregate A Notes Outstanding	06/15/2005	$849,904,647.98
	iii	Asset Balance	08/31/2005	$932,114,135.91

	iv	First Priority Principal Distribution Amount	09/15/2005	$0.00
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	06/15/2005	$884,474,647.98
	vii	Asset Balance	08/31/2005	$932,114,135.91
	viii	First Priority Principal Distribution Amount	09/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	09/15/2005	$0.00
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	06/15/2005	$932,340,647.98
	xii	Asset Balance	08/31/2005	$932,114,135.91
	xiii	First Priority Principal Distribution Amount	09/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	09/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	09/15/2005	$226,512.07
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	06/15/2005	$932,340,647.98

	ii	Asset Balance	08/31/2005	$932,114,135.91
	iii	Specified Overcollateralization Amount	09/15/2005	$21,273,654.58
	iv	First Priority Principal Distribution Amount	09/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	09/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	09/15/2005	$226,512.07
	vii	Regular Principal Distribution Amount		$21,273,654.58

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	08/31/2005	$932,114,135.91
	iii	85% of Asset Balance	08/31/2005	$792,297,015.52
	iv	Specified Overcollateralization Amount	09/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$792,297,015.52
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$21,500,166.65
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	08/31/2005	$932,114,135.91
	iii	89.875% of Asset Balance	08/31/2005	$837,737,579.65
	iv	Specified Overcollateralization Amount	09/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$837,737,579.65
	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	08/31/2005	$932,114,135.91
	iii	97% of Asset Balance	08/31/2005	$904,150,711.83
	iv	Specified Overcollateralization Amount	09/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$904,150,711.83
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

XV. 2003-A            Waterfall for Distributions

					Remaining
					Funds Balance

A	Total Available Funds (Sections III-K)			$40,294,730.31	$40,294,730.31

B	Primary Servicing Fees-Current Month plus any Unpaid			$499,102.16	$39,795,628.15

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$39,775,628.15

D	Auction Fees Due 09/15/2005			$0.00	$39,775,628.15
	Broker/Dealer Fees Due 09/15/2005			$0.00	$39,775,628.15

E	Gross Swap Payment due Citibank N.A			$2,928,183.50	$36,847,444.65
	Gross Swap Payment due Merrill Lynch			$2,928,183.50	$33,919,261.15

F	i	Class A-1 Noteholders’ Interest Distribution Amount due	09/15/2005	$3,388,667.59	$30,530,593.56
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	09/15/2005	$3,148,444.44	$27,382,149.12
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	09/15/2005	$0.00	$27,382,149.12
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	09/15/2005	$0.00	$27,382,149.12
	v	Swap Termination Fees due	09/15/2005	$0.00	$27,382,149.12

G	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$27,382,149.12

H	Class B Noteholders’ Interest Distribution Amount due		09/15/2005	$367,517.51	$27,014,631.60

I	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$27,014,631.60

J	Class C Noteholders’ Interest Distribution Amount			$612,844.35	$26,401,787.26

K	Third Priority Principal Distribution Amount — Principal Distribution Account			$226,512.07	$26,175,275.19

L	Increase to the Specified Reserve Account Balance			$0.00	$26,175,275.19

M	Regular Principal Distribution Amount — Principal Distribution Account			$21,273,654.58	$4,901,620.61

N	Carryover Servicing Fees			$0.00	$4,901,620.61

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3		$0.00	$4,901,620.61
	ii	Class A-4		$0.00	$4,901,620.61

P	Swap Termination Payments			$0.00	$4,901,620.61

Q	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$4,901,620.61

R	Remaining Funds to the Certificateholders			$4,901,620.61	$0.00

XVI. 2003-A            Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$21,500,166.65	$21,500,166.65

B	i	Class A-1 Principal Distribution Amount Paid	$21,500,166.65	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$3,388,667.59	$3,148,444.44	$0.00	$0.00	$367,517.51	$612,844.35
	ii	Quarterly Interest Paid			3,388,667.59	3,148,444.44	0.00	0.00	367,517.51	612,844.35

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$21,500,166.65	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			21,500,166.65	0.00	0.00	0.00	0.00	0.00

	ix	Difference			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$24,888,834.24	$3,148,444.44	$0.00	$0.00	$367,517.51	$612,844.35

B	Note Balances			06/15/2005	Paydown Factors	09/15/2005
	i	A-1 Note Balance	78443CAE4	$376,704,647.98		$355,204,481.33
		A-1 Note Pool Factor		0.7533023	0.0429942	0.7103081

	ii	A-2 Note Balance	78443CAF1	$320,000,000.00		$320,000,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000

	iii	A-3 Note Balance	78443CAJ3	$76,600,000.00		$76,600,000.00
		A-3 Note Pool Factor		1.0000000	0.0000000	1.0000000

	iv	A-4 Note Balance	78443CAK0	$76,600,000.00		$76,600,000.00
		A-4 Note Pool Factor		1.0000000	0.0000000	1.0000000

	v	B Note Balance	78443CAG9	$34,570,000.00		$34,570,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	vi	C Note Balance	78443CAH7	$47,866,000.00		$47,866,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

				Next ARS Pay Date	Balances
				09/29/05	$76,600,000.00
					1.0000000

				10/12/05	$76,600,000.00
					1.0000000

XVIII. 2003-A Historical Pool Information

						2004	2003
			6/1/05 - 08/31/05	3/1/05 - 05/31/05	12/1/04 - 02/28/05	12/1/03 - 11/30/04	01/27/03 - 11/30/03

Beginning Student Loan Portfolio Balance			$866,207,440.49	$884,601,548.03	$899,254,325.28	$939,963,063.42	$965,794,008.71

	Student Loan Principal Activity
	i	Principal Payments Received	$21,952,790.54	$19,508,066.33	$19,420,042.36	$67,958,817.78	$50,204,704.40
	ii	Purchases by Servicer (Delinquencies >180)	4,471,253.11	2,406,879.59	2,086,297.17	5,339,776.25	606,136.49
	iii	Other Servicer Reimbursements	23.20	16.57	—	30,827.97	1,651.73
	iv	Seller Reimbursements	91,896.21	16,983.01	74,277.47	180,751.66	209,749.01

	v	Total Principal Collections	$26,515,963.06	$21,931,945.50	$21,580,617.00	$73,510,173.66	$51,022,241.63
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—		$—
	ii	Capitalized Interest	(7,559,494.38)	(3,495,328.81)	(6,465,234.14)	(30,639,353.92)	(22,593,050.61)
	iii	Capitalized Insurance Fee	$(225,209.33)	$(44,259.35)	$(463,420.98)	$(2,096,672.92)	$(2,481,312.99)
	iv	Other Adjustments	35.42	1,750.20	815.37	(65,408.68)	(116,932.74)

	v	Total Non-Cash Principal Activity	$(7,784,668.29)	$(3,537,837.96)	$(6,927,839.75)	$(32,801,435.52)	$(25,191,296.34)

(-)	Total Student Loan Principal Activity		$18,731,294.77	$18,394,107.54	$14,652,777.25	$40,708,738.14	$25,830,945.29

	Student Loan Interest Activity
	i	Interest Payments Received	$8,976,458.44	$8,306,909.81	$7,350,831.66	$23,478,588.39	$17,932,055.12
	ii	Repurchases by Servicer (Delinquencies >180)	216,541.77	106,760.50	86,371.07	202,517.38	20,237.23
	iii	Other Servicer Reimbursements	4.69	0.15	22.89	2,362.29	(78.07)
	iv	Seller Reimbursements	2,135.03	329.66	1,279.59	9,331.57	9,717.75
	v	Late Fees	126,965.93	133,224.11	112,206.09	294,461.62	162,872.71
	vi	Collection Fees	—	—	—	—	—

	viii	Total Interest Collections	9,322,105.86	8,547,224.23	7,550,711.30	$23,987,261.25	$18,124,804.74

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—		$—
							$—
	ii	Capitalized Interest	7,559,494.38	3,495,328.81	6,465,234.14	30,639,353.92	22,593,050.61
	iii	Other Interest Adjustments	(418.30)	152.54	2,547.26	58,977.81	59,036.78

	iv	Total Non-Cash Interest Adjustments	$7,559,076.08	$3,495,481.35	$6,467,781.40	$30,698,331.73	$22,652,087.39

	v	Total Student Loan Interest Activity	$16,881,181.94	$12,042,705.58	$14,018,492.70	$54,685,592.98	$40,776,892.13

(=)	Ending Student Loan Portfolio Balance		$847,476,145.72	$866,207,440.49	$884,601,548.03	$899,254,325.28	$939,963,063.42
(+)	Interest to be Capitalized		$26,135,440.19	$28,904,312.07	$27,489,596.19	$29,170,521.14	$39,829,607.08

(=)	TOTAL POOL		$873,611,585.91	$895,111,752.56	$912,091,144.22	$928,424,846.42	$979,792,670.50

(+)	Cash Capitalization Account Balance (CI)		$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00

(=)	Asset Balance		$932,114,135.91	$953,614,302.56	$970,593,694.22	$986,927,396.42	$1,038,295,220.50

XIX. 2003-A Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *

Jun-03	$996,815,225	2.20%	Mar-05	$912,091,144	2.72%

Sep-03	$988,543,821	2.41%	Jun-05	$895,111,753	2.73%

Dec-03	$979,792,671	2.63%	Sep-05	$873,611,586	2.92%

Mar-04	$968,143,017	2.63%

Jun-04	$955,860,331	2.62%

Sep-04	$942,086,001	2.68%

Dec-04	$928,424,846	2.74%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.